Exhibit 99.1

FOR IMMEDIATE RELEASE

TriSalus Life Sciences Posts Updated Investor Presentation Highlighting Additional Phase 1 and 1b
Clinical Data for Pressure-Enabled Regional Immuno-Oncology™-01 and -02 Studies

Data Further Supports the Potential of the Company’s Therapeutic Platform to Improve Immunotherapy
Outcomes for Patients with Liver and Pancreatic Tumors

DENVER and CHICAGO, February 16, 2023 – TriSalus Life Sciences®, Inc. (“TriSalus” or the “Company”), an oncology company in the process of going public through a business combination transaction (the “Business Combination”) with MedTech Acquisition Corporation (Nasdaq: MTAC) (“MedTech” or “MTAC”), today posted an updated investor presentation with new data regarding its ongoing Pressure-Enabled Regional Immuno-Oncology™ (“PERIO™-01” and “PERIO™-02”) clinical studies for primary and metastatic liver tumors. The presentation is available on the investor relations section of the Company’s website.

The PERIO™-01 and -02 trials are studying an investigational drug, SD-101, delivered intravascularly by the TriNav® Infusion System (“TriNav®”) using the Company’s proprietary Pressure-Enabled Drug Delivery™ (“PEDD™”) method of administration. The studies are evaluating whether this platform approach can improve the performance of systemic checkpoint inhibitors in treating patients with uveal melanoma with liver metastases, intrahepatic cholangiocarcinoma, and hepatocellular carcinoma.

The latest data from the PERIO™-01 and PERIO™-02 trials, as well as multiple nonclinical studies, are supportive of the PEDD™ method for delivering therapeutics, including SD-101, into high-pressure liver tumors. Specifically, in uveal melanoma patients with liver metastases, when delivered via the PEDD™ method at a 2 or 4 mg dose, SD-101 in combination with nivolumab demonstrated decreases of circulating tumor DNA in the majority of patients, which has been associated with longer overall survival in this population. Emerging data, outlined in the Company’s investor presentation, also supports the hypothesis that SD-101 delivered via the PEDD method, can enable broad immune effects including depletion of liver myeloid derived suppressor cells (“MDSCs”). TriSalus expects data in connection with higher doses by Q2 2023, in addition to data from a separate cohort that combines SD-101 with the combination of nivolumab and ipilimumab.

As of February 2023, 42 patients have enrolled in PERIO™-01 and PERIO™-02 and have been treated with more than 138 infusions of SD-101. TriSalus is continuing to enroll patients in both PERIO™-01 and PERIO™-02 and is adding additional clinical sites in anticipation of Phase 2 programs in the second half of 2023.

“The early findings from the Phase 1 PERIO™-01 and Phase 1b PERIO™-02 trials build on our previous findings and reinforce our confidence in the potential of SD-101 combined with TriSalus’ proprietary PEDD™ approach,” said Steven C. Katz, MD, FACS, Chief Medical Officer at TriSalus. “Given the aggressive nature of stage IV uveal melanoma, intrahepatic cholangiocarcinoma, and hepatocellular carcinoma, we believe that the patient enrollment in these studies highlights the potential of SD-101 and PEDD™ to enable better outcomes when combined with checkpoint inhibitors. These results, which are summarized in our new investor presentation, further support our hypothesis that SD-101, delivered by PEDD™, may favorably reprogram the liver tumor microenvironment and reduce or eliminate MDSCs to promote better responsiveness to checkpoint inhibition. Based on the initial data at the lower end of our SD-101 dose range in combination with checkpoint inhibition, we are eager for clinical results at higher dose levels.”

About TriSalus and Its Proposed Business Combination with MedTech

TriSalus is an oncology company integrating immunotherapy with disruptive delivery technology to transform the treatment paradigm for patients with liver and pancreatic tumors.

TriSalus’ proprietary platform approach addresses immune dysfunction in liver and pancreatic tumors by combining its drug delivery technology with immunotherapeutics. The TriSalus platform comprises the TriNav® Infusion System and SD-101, a class C toll-like receptor 9 (TLR9) agonist. TriNav® is an FDA-cleared device that is designed to administer established and emerging therapeutics. SD-101, the Company’s investigational TLR9 agonist, is being delivered via TriNav® to selected sites, including tumors in the liver. TriNav® is the latest TriSalus asset for the proprietary PEDD™ method of administration which has been shown to overcome intratumoral pressure through modulation of pressure and flow to increase delivery of therapeutic agents.

As previously announced on November 14, 2022, TriSalus entered into a definitive merger agreement with MedTech, a publicly traded special purpose acquisition company (the “Merger Agreement”) in connection with the proposed business combination and related transactions between the parties. Upon the closing of the transaction, which is expected to occur in the second quarter of 2023, the combined company will be a publicly traded company and its common stock is expected to be listed on the NASDAQ Stock Exchange under the ticker “TLSI.” The transaction is subject to the satisfaction of the necessary regulatory approvals and customary closing conditions, including the approval of MedTech’s shareholders.

For Patients

To learn more about the clinical trial treatment protocol and enrollment, visit http://www.periotrial.com or http://www.clinicaltrials.gov and search NCT04935229, NCT05220722, and NCT05607953.

About MedTech Acquisition Corporation

MedTech is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. MedTech has stated a focus on the medical technology industry in the United States and other developed countries.

Changes and Additional Information in Connection with SEC Filing

The information in this communication has not been reviewed by the U.S. Securities and Exchange Commission (“SEC”) and certain information may not comply in certain respects with SEC rules. MTAC filed with the SEC a registration statement on Form S-4 (File No. 333-269138) (as amended, the “Registration Statement”), which includes a proxy statement/prospectus of MTAC that will be both the proxy statement to be distributed to holders of MTAC’s common stock in connection with its solicitation of proxies for the vote by MTAC’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the Business Combination and the other matters to be voted upon at a meeting of MTAC’s stockholders to be held to approve the Business Combination and other matters (the “Special Meeting”). MTAC may also file other documents with the SEC regarding the Business Combination. MTAC stockholders and other interested persons are advised to read, when available, the Registration Statement, including the proxy statement/prospectus contained therein, as well as any amendments or supplements thereto, because they will contain important information about the Business Combination. When available, the definitive proxy statement/prospectus will be mailed to MTAC stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the United States federal securities laws regarding MTAC’s or TriSalus’ expectations, hopes, beliefs, assumptions, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the tolerability of SD-101 infusion with TriNav®, (ii) the potential of TriSalus’ proprietary PEDD™ method to enable SD-101 to have broad immune effects including depletion of MDSCs, (iii) expectations for continuing program development, and (iv) expectations and timing for topline data. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “will” and similar expressions or the negative or other variations of such statements. These statements are predictions, projections and other statements about future events that are based on various assumptions, whether or not identified in this communication and on the current expectations of MTAC’s and TriSalus’ respective managements and are not predictions of actual performance and, as a result, are subject to risks and uncertainties.

Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of MTAC’s securities; (ii) the risk that the Business Combination may not be completed by MTAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of MTAC, the satisfaction of the minimum cash amount following any redemptions by MTAC’s public stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the Business Combination on the terms set forth in the Merger Agreement; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the Business Combination; (vii) the effect of the announcement or pendency of the Business Combination on TriSalus’ business relationships, operating results and business generally; (viii) risks that the Business Combination disrupts current plans and operations of TriSalus; (ix) the outcome of any legal proceedings that may be instituted against TriSalus or MTAC related to the Merger Agreement or the Business Combination; (x) the ability to maintain the listing of MTAC’s securities on the Nasdaq; (xi) changes in business, market, financial, political and legal conditions; (xii) unfavorable changes in the reimbursement environment for TriSalus’ products; (xiii) TriSalus’ product candidates not achieving success in preclinical or clinical trials or not being able to obtain regulatory approval, either on a timely basis or at all or subject to any conditions that negatively impact TriSalus’ ability to commercialize the applicable product candidates; (xiv) TriSalus being unable to continue to grow TriNav® sales; (xv) the size of the addressable markets for TriNav® and SD-101, if successfully developed and approved by the applicable regulatory authorities, being less than TriSalus currently estimates; (xvi) TriSalus’ ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities; (xvii) TriSalus’ ability to continue to fund preclinical and clinical trials for SD-101; (xviii) TriSalus’ ability to partner with other companies; (xix) future economic and market conditions; (xx) the development, effects and enforcement of laws and regulations affecting TriSalus’ business or industry; (xxi) TriSalus’ ability to manage future growth; (xxii) TriSalus’ ability to maintain and grow its market share; (xxiii) the effects of competition on TriSalus’ business; (xxiv) the ability of MTAC or the combined company to raise additional financing in connection with the Business Combination or to finance its operations in the future; (xxv) the ability to implement business plans, forecasts and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; (xxvi) costs related to the Business Combination; (xxvii) the failure to realize the anticipated benefits of the Business Combination or to realize estimated pro forma results and the underlying assumptions, including with respect to estimated stockholder redemptions; and (xxviii) other risks and uncertainties indicated from time to time in the Registration Statement, including those under the “Risk Factors” section therein and in MTAC’s other filings with the SEC. The foregoing list of factors is not exclusive.

MTAC’s other SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of MTAC, TriSalus, or any of their respective representatives assume any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of MTAC, TriSalus, or any of their respective representatives gives any assurance that either MTAC or TriSalus will achieve its expectations.

Participation in Solicitation

MTAC and TriSalus and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of MTAC’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of MTAC’s directors and officers in MTAC’s filings with the SEC, including MTAC’s registration statement on Form S-1, which was originally filed with the SEC on November 30, 2020, as amended, MTAC’s 2021 Form 10-K, and the Registration Statement. To the extent that holdings of MTAC’s securities have changed from the amounts reported in MTAC’s 2021 Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from MTAC’s stockholders in connection with the Business Combination are included in the Registration Statement and will be set forth in the definitive proxy statement/prospectus forming a part of the Registration Statement. Investors and security holders of MTAC and TriSalus are urged to carefully read in their entirety the proxy statement/prospectus and other relevant documents that will be filed with the SEC, when they become available, because they will contain important information about the Business Combination.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about MTAC and TriSalus through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by MTAC can be obtained free of charge by directing a written request to MedTech Acquisition Corporation at 48 Maple Avenue, Greenwich, CT 06830.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING THEREOF OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Use of Data

The data contained herein is derived from various internal and external sources. Neither MTAC nor TriSalus has independently verified the accuracy or completeness of the information derived from external sources. Any market data in the communication involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is preliminary, subject to change and may not be indicative of actual future performance. MTAC and TriSalus assume no obligation to update the information in this communication.

No Offer or Solicitation

This communication shall not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Media Contact:

press@trisaluslifesci.com

Investor Contact:

Aaron Palash / Gregory Klassen / Allison Sobel

Joele Frank, Wilkinson Brimmer Katcher

+1 212 355 4449